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                            Memphis Orthopedic, Inc.
                            7700 Old Georgetown Road
                                  Second Floor
                            Bethesda, Maryland 20814



                                                         March 17, 1995


Mr. Robert Brown, President
Gulf Coast Orthopaedic Supply, Inc.
3660 Central Avenue, Suite 9
Fort Myers, FL 33901

                 Re: Purchase of Business Assets

Dear Mr. Brown:

                 This letter will memorialize the agreement by Memphis Orthopedic, Inc. (the "Company"), a wholly-owned subsidiary of Hanger Orthopedic Group, Inc., to purchase from Gulf coast Orthopaedic Supply, Inc. (the "Seller") and you, as the sole owner of the stock of the Seller (the "Shareholder"), the business inventory, machinery, equipment, business name, customer lists, customer records, furniture, fixtures, signs and telephone numbers of the Seller as set forth on Exhibit A hereto, together with the execution by the Seller and Shareholder of a covenant not to compete with the Company and the separate execution by Gary Curtis of an employment and non-competition agreement with the Company (such items are collectively referred to hereinafter as the "Assets"). The Company will not assume the existing lease ("the Lease") of the Seller relating to the business premises located at 3660 Central Avenue, Suite 9, Fort Myers, Florida 33901. The Company will not assume any liabilities whatsoever of the Seller or Shareholder, including, but not limited to, any liability of the Seller or Shareholder under the Lease.

                 The form of convenant not to compete to be executed by the Seller and Shareholder is attached hereto as Exhibit B. The form of employment and non-competition agreement to be executed by Gary Curtis is attached hereto as Exhibit C.

                 The purchase price for the Assets, which is based on the current valuation of the Assets, will be $35,000.00, all of which shall be paid in cash at a closing that shall occur on or before March 17, 1995.

                 The closing shall take place at the offices of the Company. (The Seller and Shareholder shall provide to the Company, prior to the closing, with an updated accounting and valuation of the Assets which, if necessary, may result in an appropriate adjustment in the purchase price for the Assets.)
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the Company (i) all documents necessary to vest the company with the unencumbered ownership of the Assets, (ii) the covenant not to compete as executed by the Seller and Shareholder, (iii) the employment and non-competition agreement as executed by Gary Curtis and (iv) a Bill of Sale, substantially in the form of Exhibit D hereto. At the closing, the Company shall deliver to the Seller a check for $35,000. Furthermore, from and after the closing, the Seller and Shareholder shall make the Assets available for transport by the Company.

                 Indemnification of Seller appears in Exhibit E.

                 From and after the closing, the Seller and Shareholder consent to the exclusive ownership and use by the Company or the Company's designee of the business name of "Gulf Coast Orthopaedic Supply."

                 The Seller and Shareholder represent and warrant to the Company as follows: (a) the Seller is, and at the closing shall be, duly organized and validly existing as a corporation under the laws of the State of Florida with all requisite power and authority to enter into the transactions described in this letter and to perform its obligations hereunder; (b) neither the Seller nor the Shareholder knows or has any reasonable ground to know of any basis for the assertion against the Seller or Shareholder, as of the date of their signing of this letter agreement, of any claim or liability of any nature against either of them which could have an affect on the Assets or their ownership interest in the Assets; (c) as of the date of their signing of this letter agreement, neither the Seller nor the Shareholder knows of any damage, destruction or loss to any of the Assets, whether or not covered by insurance, which has adversely effected or impaired or which may adversely effect or impair the Assets or the ability of the Seller to conduct its business with the Assets; (d) the Seller and Shareholder have filed all required federal, state and local tax returns and reports and have duly paid all taxes which are due, and will pay those taxes that will be due when they become due; (e) the Seller has good title, free and clear of all liens, claims, encumbrances, charges, easements and restrictions of any nature whatsoever, to the Assets; (f) the Assets are in good operating and/or marketable condition and repair and, in the specific case of the customer lists and customer records, such lists and records are current, up-to-date and have never been licensed, sold, disseminated or loaned to any other person or entity; (g) there is no suit, action, proceeding, inquiry or any change in the laws effecting the Assets which, to the knowledge of the Seller or the Shareholder,





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might, severally or in the aggregate, adversely effect the Assets, the Seller or the Shareholder; (h) the Seller and the Shareholder have action to approve the transactions described in this letter agreement and the performance of the obligations of the Seller and Shareholder hereunder; (i) no consents of any federal, state or local governmental body are necessary in connection with the sale of the Assets by the Seller and Shareholder to the Company; (j) the Seller and the Shareholder have no knowledge of any claim or reason to believe that they are or may be infringing on or otherwise acting adversely to the rights of any other person under or in respect of the business name of "Gulf Coast Orthopaedic Supply," nor is the Seller or the Shareholder under any obligation or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensee or other claimant to the business name of "Gulf Coast Orthopaedic Supply;" (k) neither the Seller nor the Shareholder are a party to any agreement or instrument or subject to any restriction which would materially and adversely effect the Assets; and (l) no representation or warranty by the Seller or the Shareholder herein contains or will contain any untrue statement of material fact or omit to state any material fact required to make the information herein not misleading.

                 All negotiations relating to the transactions contemplated by this letter agreement have been carried on without the intervention of any other person in any such manner so as to give rise to any valid claim against the Seller, the Shareholder or the company for a finder's fee, brokerage commission or other like payment. The Seller and Shareholder agree to indemnify the Company from any claims for finder's fees, brokerage commissions or other like payments.

                 The Seller assumes all risk of destruction, loss or damage due to fire or other casualty up through the time of the closing hereunder. Upon the destruction, loss or damage due to fire or other casualty of any part of the Assets prior to the closing, the Company shall have the option to either terminate its obligation to purchase the Assets or to offer to the Seller and the Shareholder an appropriate adjustment in the purchase price. The Seller and the Shareholder agree to comply with all applicable provisions of the Uniform Commercial Code - Bulk Transfers provisions and to indemnify the Company against and save the Company harmless from all liabilities and obligations arising from the failure of the Seller and the Shareholder to comply with the Uniform Commercial Code - Bulk Transfers provisions.





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                 The Company, the Seller and the Shareholder shall each pay all of their own respective costs and expenses incurred with respect to the transactions contemplated under this letter agreement, including without limitation, legal, accounting and other professional fees incurred or to be incurred by such party in negotiating and carrying out the transactions contemplated under this letter agreement.

                 The provisions of this letter agreement can only be amended by a written instrument signed by both the Company and the Seller. This letter agreement shall be governed by the laws of the State of Florida.

                 Please sign and date this letter agreement where indicated below and return this document to me as promptly as possible.



                                               Sincerely,

                                               MEMPHIS ORTHOPEDIC, INC.

                                               /s/ IVAN R. SABEL
                                               -----------------------------
                                               Ivan R. Sabel
                                               President

SEEN AND AGREED TO:

GULF COAST ORTHOPAEDIC SUPPLY, INC.


By: /s/  ROBERT BROWN                          Dated: March 17, 1995
    ----------------------------------
    Robert Brown
    President

ATTEST:

By:  /s/ MARIA E. RIVERA                       Dated: March 17, 1995
     ---------------------------------
     Name: Maria E. Rivera
     Secretary


                 N0TARY PUBLIC, STATE OF FLORIDA AT LARGE
[SEAL]           MY COMMISSION EXPIRES APRIL 24, 1995
                 BONDED THRU ASHTON AGENCY INC.





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